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                                                        Exhibit 23.4


                 CONSENT TO BE NAMED IN REGISTRATION STATEMENT


     The undersigned hereby consents to be named as a person about to become a Director of Corvis Corporation in the Registration Statement on Form S-1 (the "Registration Statement") filed by Corvis Corporation with the United States Securities and Exchange Commission.


                                      Dated: July 11, 2000



                                      By: /s/ Ossama Hassanein
                                      -------------------------------------
                                              Ossama Hassanein